U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016 (April 19, 2016)

American Capital Mortgage Investment Corp.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35260	45-0907772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 968-9220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 19, 2016, American Capital Mortgage Investment Corp. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”), at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, at 9:00 a.m. (ET). The record date for the Annual Meeting was February 25, 2016. As of the record date, a total of 47,625,500 shares of the Company’s common stock were entitled to vote at the Annual Meeting. There were 38,477,626 shares of common stock present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

1.	Election of Directors. The Company’s stockholders voted to elect nine (9) Director Nominees to hold office for a term of one (1) year and until his or her successor is duly elected and qualified.

Nominee	For	Against	Abstain	Non Votes
Gary Kain	20,770,594	1,776,639	137,525	15,792,868
John R. Erickson	19,472,309	3,053,088	159,361	15,792,868
Samuel A. Flax	20,676,062	1,834,273	174,423	15,792,868
Alvin N. Puryear	20,627,553	1,877,833	179,372	15,792,868
Robert M. Couch	22,076,573	427,179	181,006	15,792,868
Morris A. Davis	21,836,809	672,604	175,345	15,792,868
Randy E. Dobbs	15,948,801	6,558,497	177,460	15,792,868
Larry K. Harvey	22,104,567	405,648	174,543	15,792,868
Prue B. Larocca	21,859,047	646,637	179,074	15,792,868

2.
Ratification of appointment of Ernst & Young LLP. The Company’s stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountant for the year ending December 31, 2016.

For	Against	Abstain
37,685,154	354,809	437,663

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
Dated: April 21, 2016	By:	/s/ Samuel A. Flax
Samuel A. Flax Executive Vice President and Secretary